Exhibit 10.4
CA, Inc.
Restricted Stock Award Certificate

Name of Participant	EmplID

Grant Number	Option
Total Number of Restricted Stock Awards Granted	**Total Granted**
Grant Date	Grant Date
Stock Price on Grant Date	Price
This Certificate confirms the grant under the CA, Inc. 2002 Incentive Plan, amended and restated effective as of May 20, 2005 (the “Plan”), to the above-named participant of the amount of Restricted Stock set forth above. This Certificate merely evidences such grant, and does not constitute property of any nature or type or confer any additional rights. This grant is subject in all respects to the applicable terms of the Plan, which are incorporated by reference in this Certificate. A copy of the Plan may be obtained at no cost by contacting the Corporate Treasurer.
This Restricted Stock award will vest [INSERT VESTING SCHEDULE] on [INSERT VESTING DATE(S)]. Shares of Restricted Stock that are included in this award may not be transferred by the participant prior to vesting and shall be forfeited by the participant upon the participant’s Termination of Employment, as defined in the Plan, prior to vesting for any reason other than death or Disability, as defined in the Plan.
Notwithstanding any of the foregoing, this Restricted Stock grant shall be subject to the applicable terms and conditions of the Employment Agreement entered into by and between CA, Inc. and the Optionee, dated as of [                    ], which are incorporated herein by reference.
The Company may satisfy any federal income tax withholding obligations that arise in connection with the vesting of the Restricted Stock (or in connection with an election by the participant under section 83(b) of the Internal Revenue Code, 1986, as amended, with respect to the Restricted Stock) by withholding shares of Restricted Stock that are part of this award having a Fair Market Value, as defined in the Plan, on the date the shares of Restricted Stock first become taxable equal to the minimum statutory withholding obligation with respect to such taxable shares.

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